As filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-1901640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9625 W. 76th Street, Suite 150

Eden Prairie, Minnesota  55344

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Joel A. Ronning

Chief Executive Officer

Digital River, Inc.

9625 W. 76th Street, Suite 150

Eden Prairie, Minnesota  55344

(952) 253-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Kevin L. Crudden, Esq.

Vice President and General Counsel

Digital River, Inc.

9625 W. 76th Street, Suite 150

Eden Prairie, Minnesota  55344

(952) 253-1234

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee (1)
Common Stock, par value $0.01 per share Preferred Stock, par value $0.01 per share Debt Securities Warrants

(1)                        An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Digital River, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer common stock, preferred stock, debt securities and/or warrants.  In addition, common stock, preferred stock, debt securities and/or warrants may be offered from time to time by selling securityholders.  If any securities are to be sold by selling securityholders, information concerning the securityholders will be included in a supplement or supplements to this prospectus.

This prospectus describes some of the general terms that may apply to the securities.  We will provide specific terms of any offering in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on The Nasdaq National Market under the symbol “DRIV.”  Any common stock that we may sell pursuant to this prospectus will be listed on The Nasdaq National Market upon notice of issuance.

The securities may be sold on a continuous or delayed basis directly to investors, through agents designated from time to time or to or through dealers or underwriters, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the agents, dealers or underwriters and any applicable commissions or discounts will be included in a prospectus supplement. The net proceeds we expect to receive from any sale will also be included in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2006

Digital River™ is our registered trademark.

All other trademarks or trade names appearing in this prospectus are property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process.  Under the shelf registration process, we may sell, at any time and from time to time, common stock, preferred stock, debt securities and/or warrants, or any combination of these securities, in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain more specific information.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.  This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.  You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries.  If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.  You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of securities in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

In this prospectus, unless expressly stated otherwise or unless the context otherwise requires, “Digital River, Inc.,” “Digital River,” “we,” “us,” “our” and the “Company” refer to Digital River, Inc. and its consolidated subsidiaries.

DIGITAL RIVER, INC.

We are a provider of comprehensive electronic commerce outsourcing solutions. We were incorporated in Delaware in February 1994 and commenced offering products for sale through our clients’ Web stores in August 1996. As a leading global e-commerce outsource provider, we enable our clients to access our proprietary electronic commerce system over the Internet.  We have developed a technology platform that allows us to provide a suite of  electronic commerce services, including Web commerce development and hosting, transaction processing, fraud prevention, digital and physical product fulfillment, export controls, tax management, multi-lingual customer service, advanced reporting and strategic marketing services. We provide an outsourcing solution that allows our clients to promote their own brands while leveraging our investment in infrastructure and technology.

Our proprietary commerce network server technology serves as the platform for most of our solutions.  Our technology incorporates custom software applications that enable Web store authoring, electronic software delivery, fraud prevention, export control, merchandising programs and online registration.  Using our platform, we create Web commerce systems for our clients that replicate the look and feel of each client’s Web site.  End-users enter the client site and are then seamlessly transferred to our commerce server.  End-users can then browse for products and make purchases online, and once purchases are made, we either deliver the products digitally to the end-user through the Internet or communicate the order through its integration into a number of third-party fulfillment agencies for physical fulfillment.  We also provide transaction-processing services and collect and maintain critical information about end-users.  This information can later be used by our clients to facilitate add-on or upgrade sales and for other direct marketing purposes.  We actively manage direct marketing campaigns for our clients and also deliver purchase information and Web store traffic statistics to our clients through online reporting.

Our address is 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, (952) 253-1234. We maintain a Web site at www.digitalriver.com. Information contained on, or accessed through, our Web site does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “predict,” “potential,” “continue,” or the negative of such terms or other similar expressions, identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described herein and in the documents incorporated by reference. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the last five years and for the nine months ended September 30, 2005:

	Years ended December 31					Nine Months ended September 30, 2005
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges (1)	—	—	—	70.5	17.6	22.0

(1)                      The ratio of earnings to fixed charges is computed by dividing income (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be representative of interest. Earnings were insufficient to cover fixed charges in 2000 through 2002 by amounts equal to the net loss for the period.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes, including capital expenditures and to meet working capital needs. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending such uses, we may invest the net proceeds in interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operation of our business.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•                  our common stock, par value $0.01 per share;

•                  our preferred stock, par value $0.01 per share;

•                  debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•                  warrants to purchase any of the other securities that may be sold under this prospectus; or

•                  any combination of these securities.

The terms of any securities that we offer will be determined at the time of the sale.  We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be filed with the SEC which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2005, there were 35,033,741 shares of our common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends declared by the board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All of our outstanding shares of common stock are, and all of the shares of common stock offered by this prospectus as well as all of the shares of our common stock issuable upon the conversion of our outstanding convertible notes and upon the conversion of any preferred stock or debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and nonassessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.

We will fix the rights, preferences, privileges, limitations and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price per share;

•                  the dividend rate per share, dividend period and payment dates and method of calculation for    dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•                  the procedures for an auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  voting rights, if any, of the preferred stock;

•                  preemption rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, rights, preferences, privileges, limitations or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of us, which could depress the market price of our common stock and securities convertible into our common stock.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents.    Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our certificate of incorporation provides for a “classified” board of directors in which only approximately one third of the directors are elected at each annual meeting of stockholders. Our certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our bylaws limit who may call special meetings of the stockholders. Our certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

These and other provisions of our certificate and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of Digital River.

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which, unless otherwise indicated in the applicable prospectus supplement, will be Wells Fargo Bank, National Association. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities.

General Terms of Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of Digital River and will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under “—Subordination Provisions.”  Senior debt securities will be governed by a senior debt indenture and subordinated debt securities will be governed by a subordinated debt indenture.  The forms of senior debt indenture and subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part.

The indenture for a series of debt securities contains covenants with respect to the following matters:

•       payment of principal, premium, if any, and interest;

•       maintenance of an office or agency in each place of payment;

•       arrangements regarding the handling of money held in trust;

•       maintenance of corporate existence;

•       maintenance of insurance; and

•       statement by officers as to default.

We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

•                  the title of the debt securities;

•                  whether the debt securities will be senior debt securities or subordinated debt securities of Digital River;

•                  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•                  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•                  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•                  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•                  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•                  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•                  the date or dates from which any interest will accrue or how such date or dates will be determined;

•                  the interest payment dates and the record dates for these interest payments;

•                  whether the debt securities are redeemable at our option;

•                  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•                  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•                  the currency or currencies of the debt securities;

•                  whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•                  the place or places for payment, transfer, conversion and/or exchange of the debt securities;

•                  the denominations in which the offered debt securities will be issued;

•                  the applicability of the provisions of the indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•                  material federal income tax considerations that are specific to the series of debt securities offered;

•                  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•                  whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

•                  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

•                  if the debt securities are to be secured, the provisions applicable to such security; and

•                  any other terms specific to the series of debt securities offered.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•                  the redemption prices (or method of calculating the same);

•                  the redemption period (or method of determining the same);

•       whether such debt securities are redeemable in whole or in part at our option; and

•       any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities (which could include securities issued by third parties, including our affiliates), the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•                  the conversion price or exchange ratio (or method of calculating the same);

•                  the conversion or exchange period (or method of determining the same);

•                  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•                  the events requiring an adjustment of the conversion price or the exchange ratio; and

•                  any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Bearer Form

We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

•                  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•                  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated.”

•                  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Holders of Registered Debt Securities” above.

•                  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•                  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•                  The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•                  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•                  Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “—Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

The special situations for termination of a global security are as follows:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•                  if we notify the trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•                  only in fully registered certificated form; and

•                  unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders’ proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts. If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

We will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities” above.

Payments on Certificated Securities

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•                  We do not pay the principal of, or any premium on, the debt security on its due date.

•                  We do not pay interest on the debt security within 30 days of its due date.

•                  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•                  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•                  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•                  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•                  You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•                  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•                  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•                  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•                  the payment of principal, or any premium or interest, on the affected series of debt securities; or

•                  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•                  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•                  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•                  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

•                  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

•                  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•                  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•                  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt securities in accordance with the terms of the indenture;

•                  change the place or currency of payment on your debt securities;

•                  impair your right to sue for payment on your debt securities;

•                  if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

•                  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

•                  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

•                  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities; or

•                  modify any other provisions of the indenture as specified in the applicable prospectus supplement.

Changes Not Requiring Your Approval

There are some changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. These changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

•                  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•                  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•                  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Further Details Concerning Voting

When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

•                  For debt securities issued with an original issue discount, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•                  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•                  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

•                  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•                  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•                  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•                  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•                  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•                  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•                  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

•                  We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•                  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•                  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•                  We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue

Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•                  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•                  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

•                  We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•                  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•                  renewals, extensions, modifications and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

Unless otherwise indicated in the applicable prospectus supplement, Wells Fargo Bank, National Association will be the trustee under the indenture. We may conduct banking and other transactions with the trustee in the ordinary course of business.

At any time, the trustee under an indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture.  If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

Governing Law

Unless by their terms they provide otherwise, the indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•                  the title of the debt warrants;

•                  the offering price for the debt warrants, if any;

•                  the aggregate number of the debt warrants;

•                  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the dates on which the right to exercise the debt warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•                  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material United States Federal income tax considerations;

•                  the antidilution provisions of the debt warrants, if any;

•                  the redemption or call provisions, if any, applicable to the debt warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•                  any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of the warrants;

•                  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•                  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material United States federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•                  vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of the Company.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

LEGAL MATTERS

Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California, will pass upon legal matters for us regarding the validity of the shares of common stock, shares of preferred stock and the warrants.  Kirkland & Ellis LLP, special New York counsel to us, will pass upon legal matters for us regarding the validity of the debt securities.

EXPERTS

The consolidated financial statements of Digital River, Inc. and subsidiaries appearing in Digital River, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein) and Digital River, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 “F” Street, N.W., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s Web site at http://www.sec.gov.

We are incorporating by reference in this prospectus some of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference, such as the Risk Factors set forth in our Annual Report on Form 10-K and other documents we file with the SEC, is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings, other than reports furnished and not filed pursuant to Form 8-K, we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering under this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2004;

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•                  Current Reports on Form 8-K filed on January 20, 2005, February 15, 2005, April 28, 2005, May 31, 2005, June 15, 2005, June 21, 2005, July 5, 2005 and December 20, 2005; and

•                  The description of our common stock contained in our Registration Statement on Form 8-A, as filed on July 20, 1998 with the SEC.

You may access these documents at no cost through our Web site at www.digitalriver.com or request a copy of these filings at no cost, by writing or telephoning us at the following address:

Digital River, Inc.

9625 W. 76th Street, Suite 150

Eden Prairie, MN 55344

(952) 253-1234

Digital River, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

PART II

Information Not Required in Prospectus

Item 14.           Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the Registrant in connection with a distribution of an assumed amount of $250,000,000 of securities registered under this registration statement.  The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.  All amounts are estimated.

Amount to be paid
SEC Registration Fee	$26,750
Accounting Fees	10,000
Legal Fees and Expenses	20,000
Printing fees and engraving	5,000
Miscellaneous	3,250
Total	$65,000

Item 15.                                  Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may not retroactively amend the Bylaws provisions relating to indemnity.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The underwriting agreement (Exhibit 1.1) will provide for indemnification by any underwriters of the Company, our directors, our officers who sign the registration statement and our controlling persons for some liability, including liabilities arising under the Securities Act.

Item 16.           Exhibits.

Exhibit Number	Description of Document

1.1(1)	Form of Underwriting Agreement.
3.1(2)	Amended and Restated Certificate of Incorporation, as currently in effect.
3.2(3)	Amended and Restated Bylaws, as currently in effect.
3.3(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation (amending Exhibit 3.1).
3.4(1)	Form of Certificate of Designation of Preferred Stock.
4.1	References are hereby made to Exhibits 3.1, 3.2, 3.3.
4.2(4)	Specimen of Stock Certificate.
4.3(1)	Specimen of Preferred Stock Certificate.
4.4(1)	Form of Certificate of Designation of Preferred Stock (filed as Exhibit 3.4).
4.5(2)	Form of Senior Debt Indenture.
4.6(2)	Form of Subordinated Debt Indenture.
4.7(1)	Form of Senior Note.
4.8(1)	Form of Subordinated Note.
4.9(1)	Form of Warrant Agreement.
4.10(1)	Form of Warrant Certificate.
5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.
5.2	Opinion of Kirkland & Ellis LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation (reference is made to Exhibit 5.1).
23.3	Consent of Kirkland & Ellis LLP (reference is made to Exhibit 5.2).
24.1	Powers of Attorney (reference is made to the signature page).
25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, for Senior Debt Indenture under the Trust Indenture Act of 1939.
25.2	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, for Subordinated Debt Indenture under the Trust Indenture Act of 1939.

(1)                                  To be filed by post-effective amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

(2)                                  Incorporated by reference from the Company’s Registration Statement on Form S-3 (File No. 333-81626), declared effective on February 12, 2002.

(3)                                  Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 and filed on March 27, 2001.

(4)                                  Incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-56787), declared effective on August 11, 1998.

Item 17.           Undertakings.

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 27th day of January, 2006.

DIGITAL RIVER, INC.

By:	/s/ JOEL A RONNING
Name: Joel A. Ronning
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Thomas M. Donnelly, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this registration statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOEL A. RONNING	Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2006
Joel A. Ronning

/s/ THOMAS M. DONNELLY	Chief Financial Officer and Treasurer	January 27, 2006
Thomas M. Donnelly	(Principal Financial and Accounting Officer)

/s/ PERRY W. STEINER	Director	January 27, 2006
Perry W. Steiner

/s/ WILLIAM J. LANSING	Director	January 27, 2006
William J. Lansing

/s/ THOMAS F. MADISON	Director	January 27, 2006
Thomas F. Madison

/s/ J. PAUL THORIN	Director	January 27, 2006
J. Paul Thorin

/s/ FREDERIC M. SEEGAL	Director	January 27, 2006
Frederic M. Seegal